UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

HANDLEMAN COMPANY

(Exact Name of registrant as specified in its Charter)

Michigan	1-7923	38-1242806
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (248) 362-4400

Not applicable

(Former name or former address, if changed since last report)

Items 1-4.	Not applicable

Item 5.	Other Events

On July 15, 2004, Handleman Company issued a press release reporting a change in its accounting method for stock options. As a result, the registrant is furnishing the press release attached as Exhibit 99.1.

Items 6-12.	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: July 16, 2004	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release reporting Handleman Company’s change in accounting method for stock options.